February 24, 1998

The Board of Directors
Data Systems Network Corporation
34705 W. Twelve Mile Road
Suite 300
Farmington Hills, MI  48331

Gentlemen:

We have examined the financial statements of Data Systems Network
Corporation ("Data Systems") as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996 and issued our auditor's report therein dated March 4, 1997 (the "auditors' report").

On Februray 24, 1998, Data Systems announced that the Board of Directors has formed a Special Committee to investigate certain matters with respect to its financial statements and that the Company is of the view that "there will likely be material adjustments to the Company's financial statements."

In light of the Company's announcement, raising questions relating to the Company's financial statements, we cannot continue to be associated with such financial statements and, accordingly, KPMG Peat Marwick LLP hereby advises you that our auditors' report on the consolidated financial statements as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996 (the "Financial Statements") should no longer be relied upon.

We request that you advise those persons who have received a copy of KPMG Peat Marwick LLP's auditors' report on Data Systems Network Corporation's Financial Statements and whom you believe are relying on, or who are likely to rely on, the Financial Statements and the accompanying auditors' report of our notification to you that the auditors' report should no longer be relied upon. Further, we request you to determine, together with your legal counsel, the disclosure(s) which should be made to the Securities and Exchange Commission and any other regulatory body having jurisdiction over Data Systems. Finally, we would expect to be simultaneously supplied with copies of any notifications which you make pursuant to the requests set forth in this paragraph.

Very truly yours,

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP